Putnam Prime Money Market Fund

Because of the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

553A	For the period ended September 30, 2004, Putnam
Mangagement has assumed $926 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.

72DD1 		Class I	0
		Class S	0
		Class A	0

72DD2	Class R	0
		Class P	15,111

73A1		Class I	.0048
		Class S	.0044
		Class A	.0038

74A2		Class R	.0027
		Class P	.0048


74U1		Class I	1
		Class S	1
		Class A	1

74U2		Class R	1
		Class P	3,684,661

74V1		Class I	1.0000
		Class S	1.0000
		Class A	1.0000

74V2		Class R	1.0000
		Class P	1.0000